601 Lexington Avenue New York, New York 10022 (212) 446-4800 www.kirkland.com Facsimile: (212) 446-4900 Beijing Chicago Hong Kong Houston London Los Angeles Munich Palo Alto San Francisco Shanghai Washington, D.C. Exhibit 5.1 June 30, 2015 Townsquare Media, Inc. 240 Greenwich Avenue Greenwich, CT 06830 Ladies and Gentlemen: We are acting as special counsel to Townsquare Media, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) covering the registration of an aggregate of 20,703,234 shares of the Company’s Class A common stock, $0.01 par value per share (the “Class A Common Stock”), and Class B common stock, $0.01 par value per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Shares”) consisting of (i) 4,827,194 Shares that are currently authorized for issuance upon the exercise of awards that have not yet been granted pursuant to the Townsquare Media 2014 Omnibus Incentive Plan (the “Plan”), (ii) 8,703,234 shares of Class A Common Stock that are issuable upon conversion of Class B Common Stock underlying outstanding stock options issued pursuant to the Plan and awards that are authorized but not yet issued under the Plan, (iii) 3,296,766 shares of Class A Common Stock issuable upon the exercise of stock options currently outstanding under the Plan and (iv) 3,876,040 shares of Class B Common Stock issuable upon the exercise of stock options currently outstanding under the Plan (collectively, the “Plan Shares”). For purposes of this letter, we have examined such documents, records, certificates, resolutions and other instruments deemed necessary as a basis for this opinion, and we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.

June 30, 2015 Page 2 Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we advise you that the Plan Shares are duly authorized and when (i) the Registration Statement related to the Plan Shares becomes effective under the Act and (ii) the Plan Shares have been duly issued pursuant to and in accordance with the terms and conditions of the Plan and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Plan Shares will be validly issued, fully paid and non-assessable. Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware. We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Amended and Restated Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the Plan by at least the number of Plan Shares which may be issued in connection with the Plan and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates, if any, representing the Plan Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Plan Shares. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Plan Shares. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

June 30, 2015 Page 3 Sincerely, /s/ Kirkland & Ellis LLP Kirkland & Ellis LLP 2